EXHIBIT 99.1

XBiotech Announces Pricing of Public Offering of Common Shares

AUSTIN, Texas, May 31, 2019 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ: XBIT) today announced the pricing of an underwritten public offering of 4,848,485 of its common shares at a public offering price of $8.25 per share.  The offering is expected to close on or about June 4, 2019, subject to the satisfaction of customary closing conditions.

In addition, XBiotech has granted the underwriter a 30-day option to purchase up to an additional 351,515 common shares at the public offering price, less underwriting discounts and commissions.

Piper Jaffray is acting as the sole underwriter in the offering.

XBiotech expects to receive gross proceeds of approximately $40 million.  The proceeds of the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by XBiotech, will be used primarily to advance bermekimab Phase 2 clinical trials in Hidradenitis Suppurativa and Atopic Dermatitis, and for general corporate and working capital purposes.

The common shares are being issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission.  A preliminary prospectus supplement and accompanying base prospectus relating to the offering, and a final prospectus supplement and accompanying base prospectus relating to the offering each contain important information relating to the XBiotech common shares. The preliminary prospectus supplement and accompanying base prospectus has been filed with the SEC and is available on the SEC's website at http://www.sec.gov. The final prospectus supplement and accompanying base prospectus will be filed with the SEC and available on the SEC’s website thereafter, and may also be obtained, when available, by contacting Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by email at prospectus@pjc.com, or by phone at (800) 747-3924.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XBiotech
XBiotech is a fully integrated global biosciences company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies based on its True Human™ proprietary technology. XBiotech currently is advancing a robust pipeline of antibody therapies to redefine the standards of care in oncology, inflammatory conditions and infectious diseases. Headquartered in Austin, Texas, XBiotech also is leading the development of innovative biotech manufacturing technologies designed to more rapidly, cost-effectively and flexibly produce new therapies urgently needed by patients worldwide. For more information, visit www.xbiotech.com.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements, including declarations regarding management's beliefs and expectations that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact
Ashley Otero
aotero@xbiotech.com
512-386-2930